EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated September 4, 2019, by and between Newgioco Group, Inc. (the “Company”), and Gold Street Capital Corp. (“Releasee”).

WHEREAS:

A. The Company is indebted to Releasee in the principal amount of $48,508 in respect of certain expenses incurred by Releasee on behalf of the Company (the “Account Payable”).

B. The Company and the Releasee have agreed to exchange the Account Payable for the issuance to the Releasee of 121,570 shares of the Company’s common stock (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Exchanges.

1.1       Exchange. Releasee and the Company, hereby exchange and cancel the Account Payable for the Shares, without the payment of any additional consideration.

1.2        Delivery. In exchange for the Account Payable, the Company shall deliver to Releasee the Shares. Releasee hereby acknowledges that from and after the date hereof the Account Payable shall be null and void and any and all rights arising thereunder shall be extinguished.

2.        Company Representations and Warranties.

2.1        Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares has been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2        No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not: (i) result in a violation of organizational documents of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company.

2.3        Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Releasee contained herein, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

2.4        Issuance of Shares. The Shares when issued will be duly authorized and validly issued.

2.5        Disclosure. The Company confirms that it has provided Releasee with all relevant material information requested by Releasee in order to make an informed decision as to whether to enter into this Agreement and the transactions contemplated hereby.

3.        Releasee Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Releasee represents, warrants and covenants with and to the Company as follows:

3.1        Ownership of the Account Payable. Releasee owns the Account Payable free and clear of any liens and the Account Payable has not been pledged to any third party. Releasee has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Account Payable or any portion thereof. No person other than Releasee has any right or interest in the Account Payable. The Releasee has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Account Payable or any portion thereof.

3.2       Proceedings. No proceedings relating to the Account Payable are pending or, to the knowledge of Releasee threatened before any court, arbitrator or administrative or governmental body that would adversely affect Releasee’s right and ability to surrender and exchange the Account Payable.

3.3        Reliance on Exemptions. Releasee understands that the Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Releasee’s compliance with, the representations, warranties, agreements and acknowledgments of Releasee set forth herein in order to determine the availability of such exemptions and the eligibility of Releasee to acquire the Shares.

3.4        No Governmental Review. Releasee understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.5        Validity; Enforcement. Releasee has the requisite power and authority to enter into and perform his obligations under this Agreement and to exchange the Account Payable in accordance with the terms hereof and thereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of Releasee and shall constitute the legal, valid and binding obligation of Releasee enforceable against Releasee in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.6        No Conflicts. The execution, delivery and performance by Releasee of this Agreement and the consummation by Releasee of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Releasee; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Releasee is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Releasee, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Releasee to perform his obligations hereunder

3.7       Action. The Releasee has taken no action that would impair its ability to exchange the Account Payable.

3.8        No Public Sale or Distribution. The Releasee is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. The Releasee does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public securities in violation of applicable securities laws.

3.9       Information. The Releasee and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Releasee. The Releasee has read the Company’s filings with the Securities and Exchange Commission. The Releasee and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Releasee understands that its investment in the Shares involves a high degree of risk. The Releasee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

3.10        Transfer or Resale. The Releasee understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Releasee shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Releasee, in a form reasonably acceptable to the Company, to the effect that Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the

Releasee provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144.

3.11 Accredited Investor/ Bad Actor Events. Releasee is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”), and has not been the subject of any bad actor events under Rule 506 of Regulation D.

4.        Miscellaneous.

4.1        Legends. Releasee acknowledges that the Shares shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THIS SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”

4.2        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

4.3        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

4.4        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.5       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.6        Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Releasee and the Company with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, none of the Company or the Releasee makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Releasee. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

4.7        Release and Discharge. Releasee hereby releases and forever discharges the Company  and its subsidiaries, affiliates, former and current officers, directors, shareholders, trustees, members, employees and agents, predecessors, successors and assigns, heirs, executors, fiduciaries, indemnitors, indemnitees, administrators and clients from any and all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Releasee ever had, now has, may have had, or hereafter may have, or which her heirs, executors, administrators, representatives, assigns or transferees may have arising from or relating in any way to the Account Payable.

IN WITNESS WHEREOF, Releasee and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

NEWGIOCO GROUP, INC.

By: /s/ Mark Korb

Name: Mark Korb

Title: Authorized Officer

RELEASEE

GOLD STREET CAPITAL CORP.

By: /s/ Gilda Ciavarella

Name: Gilda Ciavarella

Title: Authorized Officer